Exhibit 99.2
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     Corillian Strengthens Leadership Position in Online Financial Services
               through Strategic Acquisition of InteliData

Acquisition of InteliData expands industry-leading online banking, bill payment and credit card solutions

PORTLAND, Ore. and RESTON, Va.- March 31, 2005 - Corillian Corp. (NASDAQ: CORI), the top provider of online banking and anti-fraud solutions to leading financial institutions, and InteliData Technologies Corporation (NASDAQ: INTD) today announced that Corillian has signed a definitive agreement to acquire InteliData to further its leadership in the online banking and bill payment industry. The acquisition of InteliData establishes Corillian as the leading bill payment warehouse provider in the world and one of the leading providers of online bill payment technology.

Over the past 10 years, InteliData has built a comprehensive suite of online banking, bill payment and credit card solutions designed to meet the near term and emerging opportunities in online financial services. These products provide leading financial service providers with highly scalable and flexible solutions for delivering real-time, Internet-based financial services to their customers. InteliData's proven solutions have been successfully deployed at many leading financial institutions, including five of the top 10 and 12 of the top 100 U.S. banks. Current InteliData customers include Bank of America, Wachovia, National City, Bank of the West and many other leading financial institutions. The company has a staff of 48 with offices in Reston, Va, Toledo, Ohio and Omaha, Neb.

"Overall, we are extremely pleased that we can combine our forces with InteliData to increase our leadership position within online banking, bill payment and credit card management, and add a significant recurring revenue stream to our business," said Alex Hart, president and CEO of Corillian. "In many ways, InteliData uniquely complements our business and is a strategic fit for us. With the rapid adoption of online banking and bill payment, leading financial institutions are increasingly interested in the advantages of owning a payments warehouse to better control the user experience and reduce bill payment processing costs. In addition, the majority of InteliData's customers are new bank relationships to Corillian, and we believe these relationships will provide substantial cross-sell opportunities for existing Corillian products and services, over time. And finally, InteliData's expertise and strength in the credit card management businesses will serve us well as we look to expand our capabilities within this important market."

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Under the terms of the agreement, Corillian will issue approximately 4,918,032 shares of its common stock to the shareholders of InteliData. Corillian will also pay $4.5 million in cash, subject to certain adjustments. Closing of the transaction is subject to approval of InteliData's shareholders and other customary conditions.

"Today's announcement provides a tremendous opportunity for our two companies to combine our respective strengths in order to provide industry-leading online banking and bill payment solutions to leading financial services companies," said Al Dominick, CEO of InteliData. "We are excited about joining with Corillian to play a central role in further extending Corillian's leadership position in the marketplace."

Corillian and InteliData will hold a conference call on Friday, April 1 at 1:00 p.m. EST to discuss the acquisition of InteliData. Investors and other interested parties can listen to the conference call over the Internet at Corillian's corporate Web site at http://www.corillian.com/investors.

About InteliData
With over a decade of experience in the industry, InteliData provides online banking and Electronic Bill Payment and Presentment ("EBPP") technology and services to leading banks, credit unions, financial institution processors and credit card issuers. InteliData develops and markets software products that offer proven scalability, flexibility and security in supplying real-time, Internet-based banking services to its customers. InteliData also provides application services provider ("ASP") and hosting solutions. Visit its Web site at www.InteliData.com.

About Corillian Corporation
Corillian is the top provider of online banking and anti-fraud solutions to leading financial institutions. Corillian provides the most flexible, scalable and secure set of online banking applications across multiple lines of business, integrating hundreds of best practices observed from some of the most innovative financial institutions in the world, as well as best practices in usability and functionality established by industry experts. Corillian features integrated applications across Consumer Banking, Small Business Banking, Corporate Banking, Wealth Management and Credit Card Management, as well as enterprise wide solutions, including Fraud Detection, Payments Warehouse, Alerts, eStatements, and OFX. Empowered with Corillian solutions, some of the world's most visionary financial institutions

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provide their customers with the tools to manage their finances more effectively and securely. For more information about Corillian Corporation, visit the company's Web site at http://www.corillian.com.
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Matters discussed in this release may include forward-looking statements that involve risk and uncertainties, and actual results may be materially different. For example, statements regarding the completion of the proposed acquisition and its impact on Corillian's business, including the addition of a recurring revenue stream to Corillian's business, are forward-looking. Factors that could cause actual results to differ include the risk that the transaction is not completed, that Corillian's and InteliData's customers and potential customers do not react favorably to the acquisition, or that other expected benefits from the acquisition are not obtained.

Additional Information about the Merger
In connection with the merger between Corillian and InteliData, Corillian will file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 and InteliData will file a proxy statement with the SEC, each of which will contain the proxy statement/prospectus of InteliData and Corillian, in addition to other relevant documents concerning the merger with the SEC. We urge investors to read the proxy statement/prospectus and any other relevant documents when they become available because they will contain important information about InteliData, Corillian and the merger. Investors will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov. In addition, documents filed with the SEC by Corillian can be obtained by contacting Corillian at the following address and telephone number: 3400 NW John Olsen Place, Hillsboro, Oregon 97124, (800) 863-6445. Documents filed by InteliData with the SEC can be obtained by contacting InteliData at the following address and telephone number: 11600 Sunrise Valley Drive, Suite 100, Reston, Virginia 20191, (800) 878-1053. We urge you to read the proxy statement/prospectus and any other relevant documents when they become available carefully before making a decision concerning the merger.

InteliData and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of InteliData in connection with the merger. Information about the directors and executive officers of InteliData and their ownership of InteliData common stock is set forth in the proxy statement, dated April 19, 2004, for InteliData's 2004 annual meeting of stockholders, as filed with the SEC. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus when it becomes available.

For more information contact:

Steve  Shaw  Corp.   Communications   Manager  Corillian   Corporation   e-mail:
sshaw@corillian.com Phone: (503) 629-3770

Alfred  S.  Dominick,  Jr.  Chief  Executive  Officer  InteliData   Technologies
Corporation Phone: (703) 259-3000